Emergent BioSolutions’ NARCAN® Nasal Spray Launches Over the Counter Making it Possible for Everyone to Help Save a Life from an Opioid Overdose Emergency
•Emergent has officially shipped its over the counter, original prescription strength NARCAN® Naloxone HCl Nasal Spray 4 mg to leading mass, drug/pharmacy and grocery stores, as well as online retailers
•NARCAN® Nasal Spray will be the first, life-saving emergency medicine for opioid overdose available on shelves beginning this September with a Manufacturer’s Suggested Retail Price of $44.99
•Emergent remains committed to ensuring broad access, awareness and strong supply for essential public interest groups leading naloxone distribution efforts across the country

GAITHERSBURG, Md., August 30, 2023 -- Today, Emergent BioSolutions Inc. (NYSE: EBS) announced NARCAN® Naloxone HCl Nasal Spray 4 mg will be available on shelves nationwide and online beginning in September. Over-the-counter (OTC) access to NARCAN® Nasal Spray offers more people the ability to respond in an opioid emergency, helping to save lives and keep loved ones and communities safe. Expanding access and awareness is critical given the staggering toll of the epidemic mainly driven by synthetic opioids, like fentanyl.1 Last year, approximately every seven minutes one life was lost due to an opioid overdose, and today it is the leading cause of accidental death in the U.S.2,3 The average response time for emergency services to arrive is approximately 10 minutes.4 Having NARCAN® Nasal Spray in a first-aid kit, or carrying it on the go in case of an opioid emergency, can make a difference and help reverse the effects of opioids while waiting for emergency personnel to arrive.
“As a medical professional and mom who experienced the unthinkable and lost both of her sons to accidental overdose, I know you can’t put a price on peace of mind and there is no act too great to protect family,” said Dr. Bonnie Milas, Penn Medicine physician and professor of Clinical Anesthesiology and Critical Care. “Picking up NARCAN® Nasal Spray at the store is not a sign that your family has “a problem,” in fact it shows you are prepared just in case. It’s like buying a fire extinguisher to have at home – having the power to save a life of someone you love, someone you know, or someone that may need another chance.”
With the same safe and effective 4 mg formulation, device design and original prescription strength, NARCAN® Nasal Spray can reverse the effects of opioids, including fentanyl. Consumers can expect the life-saving treatment to be widely available at leading mass, drug, grocery and online retailers beginning in September. The manufacturer’s suggested retail price of NARCAN® Nasal Spray is $44.99 per carton, which is equivalent to roughly $22.50 per dose. While Emergent works with partners to help maintain access and affordability, the price of the product is set by individual retailers.
“A steadfast commitment to expanding access to naloxone has always been at the forefront of our work to help save lives and we’re proud to bring NARCAN® Nasal Spray to many, many more places,” said Paul Williams, Senior Vice President, Products Business. “Expanding availability to online and in-store shelves, increasing awareness and education to reduce stigma, and calling on the public to be prepared, is additive to the current work Emergent does every single day to stem the tide of this public health threat. On the eve of International Overdose Awareness Day, we stand by our ongoing efforts with advocates, patients, customers and policy stakeholders to implement efforts that enhance naloxone distribution to all those in need.”

As a leader in the fight against the opioid crisis, Emergent has not raised the price of the product since its launch in 2016, and the company is focused on broadening distribution and maintaining affordability. To that end, Emergent has lowered its public interest price for NARCAN® Nasal Spray to $41.00 per two-dose carton, effective August 31, 2023, building on its long-standing efforts with public interest partners to ensure naloxone is readily available to at-risk communities. Through federal grants and state and local government programs, many community organizations, first responders, and harm reduction groups can purchase NARCAN® Nasal Spray and distribute it at no cost to them. These programs help ensure lifesaving products are available in communities across the country, particularly those that may be unable to reach lifesaving medical care quickly in emergencies. While the public interest distribution channels are vast, many qualified groups can continue to use Emergent’s online portal, NARCANDirect™, as one pathway to purchase and ship bulk quantities of NARCAN® Nasal Spray to anywhere in the country.
According to a March 2023 report by the Reagan-Udall Foundation, almost 17 million doses of naloxone were distributed in the U.S. in 2021. More than 84 percent of those doses were distributed through channels such as local health departments, harm reduction organizations, first responders, schools, and other community organizations.5 Emergent recognizes the importance of these channels for naloxone access and will continue to support ongoing distribution to high-risk and underserved communities in need.
With the prescription approval of NARCAN® Nasal Spray in 2015, Emergent has more than seven years of real-world safety data, and we continue to evaluate trends across society, new opioid threats and are committed to doing our part in fighting the opioid epidemic.
For more information, visit NARCAN.com.

About NARCAN® Nasal Spray
NARCAN® Naloxone HCl Nasal Spray 4 mg is the first FDA-approved, over-the-counter (OTC) 4 mg naloxone product for the emergency treatment of opioid overdose. NARCAN® Nasal Spray is not a substitute for emergency medical care. Repeat dosing may be necessary. Use as directed.
About Emergent BioSolutions
At Emergent, our mission is to protect and enhance life. For 25 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on  LinkedIn, Twitter, and Instagram.
Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the development and commercial availability of NARCAN® Naloxone HCl Nasal Spray 4 mg over-the-counter are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.
Emergent BioSolutions Contacts:
Media Contact:
Matt Hartwig
Director, Media Relations
240-760-0551
hartwigm@ebsi.com

Investor Contact:
Richard Lindahl
EVP and Chief Financial Officer
240-631-3360
lindahlr@ebsi.com

[1] Centers for Disease Control and Prevention. Understanding the epidemic. Available at: https://www.cdc.gov/opioids/basics/epidemic.html. Updated June 1, 2022. Accessed August 2, 2023.
[2] Centers for Disease Control and Prevention. Provisional Drug Overdose Death Counds. Available at: https://www.cdc.gov/nchs/nvss/vsrr/drug-overdose-data.htm. Updated February 15, 2023. Accessed August 25, 2023.

[3] Schiller EY, Goyal A, Mechanic OJ. Opioid overdose. NCBI Bookshelf. A service of the National Library of Medicine, National Institutes of Health. Available at: https://www.ncbi.nlm.nih.gov/books/NBK470415/. Updated April 29, 2023. Accessed August 2, 2023.

[4] Gonzalez RP, Cummings GR, Mulekar MS, et al. Improving rural emergency medical service response time with global positioning system navigation. J. Trauma. 2009 Nov;67(5):899-902.
[5] Reagan-Udall Foundation. Naloxone economic view: Summary report. March 2023. Available at: https://reaganudall.org/sites/default/files/2023-03/Naloxone%20Report%20FINAL%203.10.23.pdf. Accessed August 2, 2023.

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